Application Form Glen Rose Petroleum Corporation	ABG Sundal Collier Norge ASA, Fax: +47 22 01 60 62
19 – [] June 2011
Glen Rose Petroleum Corporation, a company incorporated in the State of Delaware, the United States (the “Company”), is proposing an offering (the “Offering”) towards a limited number of certain professional investors in Norway who are non-U.S. Persons of up to [amount] units (the “Units”) for a purchase price of USD 0.45 per each Unit (the “Purchase Price”), provided that the Company is not required to file a prospectus, application for such or other similar documentation. Minimum subscription and allocation amount per investor is the NOK equivalent to EUR 50,000. Expected use of proceeds from the Offering is for (i) land purchase and leasing, (ii) drilling and completions, (iii) laboratory work, (iv) Ryder Scott report and (v) working capital, as further described in the Investor Presentation (as defined below). The completion of the Offering is subject to conditions as mentioned in section 8 below, including inter alia necessary corporate resolutions in the Company hereunder but not limited to final approval by the Board of Directors (the “Board”). The Company has engaged ABG Sundal Collier Norge ASA (the “Manager”) as Manager for the Offering. It is only professional investors that are categorized by the Manager as “Professional” investors that may apply for Shares in the Offering, as further described in section 12 below. Each Unit comprises (i) 1 new common share in the Company with a par value of USD 0.001 (a “Share”) and (ii) 1 warrant wich carries the right to have 1 new Share issued by the Company at the subscription price of USD 0.45 per Share prior to the second anniversary of the issue date (a “Warrant”). The properties of the Warrants are described in the warrant certificate attached hereto as Appendix 2.

Investment in the Company and the Units involves significant risks.  Prospective applicants are inter alia hereby informed that the Company in the promissory notes (the “Promissory Notes”) issued by the Company in March 2010 has pledged all its assets to the lenders in the Promissory Notes.  Prospective applicants are informed that the Company is currently in several legal disputes, as further described in the Risk Factors attached hereto. A non-exhaustive summary of risk factors related to investments in the Company is attached hereto as Appendix 1. The applicant is aware that the Units will be issued by the Company in registered form as physical share and warrant certificates (as opposed to be recorded in the Norwegian Central Securities Depository – VPS), that the transferability of the Shares and Warrants comprising a Unit are restricted as further described in section 4, and that Neither the Shares nor the Warrants are subject to trading on any regulated market place and may never be so in the future.

The application period will begin on 19 May 2011 and close on [ ] June 2011 at 17:30 (CET) (the “Application Period”). The Application Period may, without notice to the applicants, close earlier, however not prior to 25 May 2011 at 17:30 (CET), and/or be extended by the Company at the Company’s discretion, on one or more occasions, but shall not be extended longer than 29 July 2011 at 17:30 (CET). If the Application Period is changed, applicants will still be bound by their applications for Units and the other dates referred to herein may be changed accordingly.

Application guidance
Applications to participate in the Offering (an “Application”) shall be placed by completing and signing this Application Form and delivering the same to the Manager within the Application Period. By completing, signing and returning this Application Form (including the Terms and Conditions of Application starting on page 2 hereof including appendices and the Offering Documentation as defined below) (collectively the “Agreement”) to the Manager, the undersigned (the “Applicant”) confirms its request to purchase Units in accordance with this Agreement, including the number of Units as stated in the table below. The Application is irrevocable and cannot be withdrawn, cancelled or modified by the Applicant after being received by the Manager. The Applicant irrevocably undertakes to purchase the number of Units allocated to the Applicant in the Offering (the “Allocated Units”) and irrevocably authorizes and instructs each of the Manager and the Company, or any party as authorized and appointed by each of them, to subscribe for Units allocated to the Applicant in the Offering with the Applicant as beneficiary. Subject to any changes to the Application Period, this Agreement must be in the possession of the Manager before the expiry of the Application Period to be taken into account in connection with the allocation of Units in the Offering. The Manager may, in its sole discretion, also accept Applications placed by taped non-US originated phone or electronic communications within the Application Period, provided that the Application is subsequently confirmed by the execution of this Agreement before the end of the Application Period. The Applicant bears the risk of any delay in the postal communication, busy facsimiles, data problems or other communications failure or delay preventing orders from being received by the Manager within the Application Period. Note: In order to purchase Units, the Applicant must satisfy the applicable requirements pursuant to the Norwegian Money Laundering Act of 6 March 2009 and the respective associated regulations.

Allocation and payment
The final number of Units to be issued by the Company in the Offering will be determined by the Board following expiry of the Application Period. Notification of allocation and payment instructions will be sent to the Applicant electronically on or about [ ] June 2011, subject to any extension. The due date for payment of the Purchase Price for the Allocated Units (the “Purchase Amount”) will be specified in the payment instruction to the Applicant and is expected to be on or about [ ] June 2011. Any Purchase Amount shall be paid into an escrow account with the Manager, until closing of the Offering occurs as further described in section 8 below. Overdue payments will be charged with interest at a rate according to the Norwegian Act on Interest on Overdue Payments of 17 December 1976 No. 100, currently being 9.00% p.a. If the Applicant fails to comply with the terms of payment, each of the Manager and the Company reserve the right to, in whole or in part, cancel the allocation, allocate the Allocated Units to another purchaser and/or to re-sell all or part of the Allocated Units for the Applicant’s account and risk on such terms and such conditions as each of the Manager and/or the Company may decide pursuant to applicable laws and regulations. The Applicant will be liable for any loss, cost or expense suffered or incurred by the Company and/or the Manager as a result of or in connection with such re-sale or the Applicant’s failure to make timely payment, and the Applicant will also be liable to pay the Purchase Amount in such event. Upon timely payment of the Purchase Amount, the Allocated Units are expected to be delivered to the Applicant on or about [ ] June 2011, contemporaneously with the release of funds to the Company.

SPECIFICATION OF APPLICATION
Number of Units applied for	For the use of the Manager

Applicant to sign Appendix 4 attached and return to Manager.
Application place and date	Binding signature The Applicant must be of the age of majority. When signing on behalf of another person, appropriate evidence of authority must be provided.

DETAILS OF THE APPLICANT (MUST BE COMPLETED)

Applicant’s name
Contact person with the Applicant
Business address / Postal address
Company registration number /date of birth and national ID number
Telephone
Telefax and e-mail
Contact information for the Applicant’s custodian (if any)

Terms and Conditions of Application

The following terms and conditions apply to and constitute an integral part of this Agreement between the Applicant, the Manager and the Company.

1.           Representations and Warranties/Risks

The Applicant is relying solely on publicly available information, the Investor Presentation for the Company dated [ ] June 2011 (the “Investor Presentation”) and this Agreement with appendices, which have been prepared in connection with the Offering (all aforementioned Offering documentation collectively referred to as the “Offering Documentation”), and has not relied on any further representations, warranties, opinions, projections, financial or other information or analysis supplied to it by any employee, director, officer, advisor, agents or representative of the Company or the Manager, or any of their respective affiliates (collectively the “Representatives”) other than included in the Offering Documentation. The Applicant is expressly advised that an investment in the Company entails significant risks, and the Applicant must read the Offering Documentation carefully including the “Risk Factors” included therein including the summary of certain risk factors in Appendix 1 hereof. In addition to those risks, the Company asks you to take notice of the fact that, by the Promissory Notes, the Company’s primary secured lender has the right to nominate for the term of its indebtedness, and has nominated, a director (the “Nominated Director”) to the Company’s board of directors, with a veto right over certain major issues. Under the amended bylaws, the Nominated Director must approve certain business decisions without regard to the vote of the other Directors, including (i) the Company’s or Subsidiary’s annual budget (which has been approved for 2010 – 2011); (ii) acquisition or disposition of material assets, outside the ordinary course of business; (iii) formation or dissolution of the Company or Subsidiary; (iv) expenditure of or incurring of an obligation of $20,000 or more for a single purpose during any consecutive twelve month period unless such expenditure has been approved in a budget approved by the board of directors of the Company or Subsidiary (“single purpose” may include an approved general plan of operations relating to oil and gas production and shall not be a reference to the engagement of any single vendor in connection with such approved general plan of operations relating to oil and gas production), provided such expenditure has been approved in a budget approved by the board of directors of the Company and Subsidiary, as applicable;  (v) open or close any account with any financial institution; (vi) initiation or settlement of any litigation, arbitration or judicial proceeding; and (vii) the issuance of any equity of the Company or right to receive or acquire any equity of the Company, or modification of any of the foregoing outstanding at any time.  The Nominated Director bylaw provision ceases to be effective when the indebtedness is repaid.

When applying for Units in the Offering, the Applicant confirms that the Applicant has had access to and read the Offering Documentation. The Applicant has sufficient knowledge, sophistication and experience in financial and business matters to be capable of evaluating the merits and risks of a decision to invest in the Company by purchasing Units, and the Applicant is able to bear the economic risk, and to withstand a complete loss of an investment in the Units/the Company. The Applicant has had access to such financial and other information concerning the Company and the Units as it deems necessary or desirable in connection with the Application and purchase of Units, and has made such investigation with respect thereto as it deems necessary. The Applicant has made its own assessment of the Company, its business operations, the Units and the terms of the Offering and has, to the extent deemed necessary by the Applicant, consulted with its own independent advisors concerning the relevant financial, operation, tax, legal, currency and other economic considerations relating to its investment in the Units. The Applicant expressly recognizes that the Units are being offered on the basis of this Agreement, the Offering Documentation and publicly available information only and that no offering prospectus has been published in connection with the Offering at the time of Application or purchase. The Company has reporting obligations with the United States Securities and Exchange Commission, and files inter alia annual and quarterly financial reports that are publicly available at www.sec.gov. The Applicant consents to the electronic delivery of the Offering Documentation.

2.           Use of Proceeds

Expected use of proceeds from the Offering is for (i) land purchase and leasing, (ii) drilling and completions, (iii) laboratory work, (iv) Ryder Scott report and (v) working capital, as further described in the Investor Presentation. The Applicant is hereby made aware and accepts that the use of proceeds from the Offering will not be sufficient capital for the Company on a continues basis, may not be sufficient for the intended use and/or may be used for other purposes than indicated herein in part or in full.

3.           Restrictions for UK Applicants

Each U.K. Applicant confirms that it understands that the Offering has only been communicated to persons who have the requisite professional experience, knowledge and expertise in matters relating to investments and are “investment professionals” for the purposes of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended); and only in circumstances that do not result in an offer to the public (for the purposes of 102B of the Financial Services and Markets Act 2000 (“FSMA”)) or where, in accordance with section 86(1) of FSMA, the requirement to provide an approved prospectus in accordance with the requirement under section 85(1) FSMA does not apply, and consequently the Applicant confirms that it understands that the Units will be offered to or directed at only “qualified investors” for the purposes of sections 86(1) of FSMA, or offered to or directed at fewer than 100 investors in the United Kingdom (in total, other than qualified investors), or where the statutory minima are placed on the consideration or denomination of Units that can be made available (all such persons being referred to as “relevant persons”). Any application or subscription for the Units or any other investment or investment activity in relation to the Units is available only to relevant persons and will be engaged in only with relevant person, and any person who is not a relevant person should not rely on this document.

4.           Transferability

The Applicant hereby confirms that it understands that the Units purchased and subscribed for hereunder (including the respective Shares and Warrants) have not and will not be registered under the U.S. Securities Act and are subject to certain restrictions on transfer. The certificates will bear the following restrictive legend:

"THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED THEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE 1933 ACT) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT."

As further described in this section 4 and in Appendix 4, the Shares and the Warrants issued in this Offering cannot be traded within the United States or to U.S. Persons or to persons acquiring the securities for the account or benefit of any U.S. person for a period of six months from the issue date. After this date, the Shares and the Warrants may be traded within the United States and to U.S. Persons to the extent permitted in accordance with Rule 144 under the 1933 Act. The Shares and Warrants may be traded to non-U.S. Persons outside the United States from the date of issue provided that prior to the date that is six months from the issue date, any purchaser (A) certifies that the purchaser is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S person or is a U.S. person who purchased securities in a transaction that did not require registration under the 1933 Act and (B) agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to a registration under the 1933 Act or pursuant to an applicable exemption from registration and (C) agrees not to engage in hedging transactions with regard to the securities unless in compliance with the 1933 Act. Certain of the Company’s issued Shares have been registered with the United States Securities and Exchange Commission and are publicly traded and quoted on the OTC Bulletin Board in the United States (www.otcbb.com) under ticker symbol “GLRP.OB”. The Company does not intend to register the Shares or the Warrants issued in this Offering with the United States Securities and Exchange Commission, and no guarantees can be made that there will be a public market for the Shares or the Warrants issued in this Offering.

5.           Corporate Governance

The Company is incorporated in the State of Delaware, the United States and subject to legislation of the State of Delaware, the United States and the provisions of the Company’s certificate of incorporation, certificate of merger with United Heritage and bylaws. Such legislation and provisions are significantly different from companies incorporated in Norway. It cannot be excluded that Applicants will be afforded less protection as shareholders in the Company than what would otherwise be the case for a company incorporated in Norway. It is also referred to the veto rights for the Nominated Director as further described in section 1 above. Currently, the Company does not satisfy its bylaws’ requirements for independent directors. The Company is in the process of rectifying this non-compliance.

6.           Disclaimer

By placing an Application pursuant to this Agreement, the Applicant irrevocably confirms that it understands and expressly agrees that it is applying for Units on the basis that:
(1)           The Company and Manager, and their respective Representatives, expressly disclaims any liability whatsoever towards the Applicant in connection with the Offering.
(2)           The Company and the Manager, and their respective Representatives, make no undertaking, representation or warranty, express or implied, to the Applicant regarding the accuracy or completeness of the information (whether written or oral and whether included in the Offering Documentation or elsewhere), concerning the Company or the Offering received by the Applicant whether such information was received through the Manager, the Company, their respective Representatives, or otherwise. The Applicant acknowledges that no due diligence has been performed by the Manager in relation to the Offering, and that the Manager has not independently verified any of the information in the Offering Documentation.

7.           Allocation criteria

Allocation will be made at the sole discretion of the Board taking into account, inter alia, factors such as perceived investor quality, size and timeliness of Application. The Board reserves the right to limit the total number of Applicants to whom Units will be issued by applying appropriate criteria, including but not limited to drawing lots and deletion of Applications. The Company reserves the right, at its sole discretion, to reject and/or reduce any and all Applications, in whole or in part, or to cancel the Offering, and to treat incorrect, incomplete and delayed Applications as valid. No Applicant will be allocated Units in the Offering with an aggregate purchase price equivalent to less than EUR 50,000.

8.           Conditions for completion of the Offering

The completion of the Offering is conditional upon (i) the corporate resolutions of the Company required to implement the Offering, including approval by the Board, (ii) that any rights of first refusal, or similar rights, to purchase the Shares or Warrants to be issued in the Offering have either lapsed or been waived, (iii) payment of the Purchase Amount for all the Applicants against delivery of the Units to the Applicants, (iv) the Company obtaining a waiver from Iroquois Capital Opportunity Fund, LP with respect to the Company’s non-compliance with its bylaws regarding the number of independent directors, and (v) legal opinion by the Company’s counsel issued to the Applicants, to the satisfaction of the Manager, that a) the Company is in good legal standing, b) any rights of first refusal, or similar rights, to purchase the Shares or Warrants to be issued in the Offering have either lapsed or been waived, c) the Company has obtained a valid waiver as described in (iv) above, and d) the Shares and Warrants to be issued in the Offering are validly and legally issued and duly evidenced by Share and Warrant certificates to be delivered to the Applicants contemporaneously with the closing.

9.           Duration of the Agreement

If the conditions for completion of the Offering, as described in section 8 above, have not been satisfied within 29 July 2011, this Agreement shall cease to be binding for the Applicant, the Company and the Manager.

10.           Confidentiality

The offer to participate in the Offering is personal and cannot be forwarded or made known to any third party. The Applicant hereby undertakes to keep the contents of this Agreement, the Offering Documentation and any information made available pursuant to it confidential, including but not limited to the fact that any agreement has been entered into, until the information has been duly announced by the Company.

The Applicant hereby authorizes each of the Company and the Manager to produce this Agreement or a copy hereof to any party in any administrative or legal proceedings or official inquiry with respect to matters covered hereby.

11.           Reporting requirements to the Applicant

Applicants becoming directly or indirectly owner of 5% or more of the Company’s Shares will be required to file an ownership report to the United States Securities and Exchange Commission. There are further ownership filing requirements to the United States Securities and Exchange Commission for higher ownership levels.

12.           Regulatory issues

In accordance with the Norwegian Securities Trading Act, the Manager must categorize all new customers in one of three customer categories; Eligible counterparties, Professional and Non-professional clients. All investors that are applying for Units under the Offering and which are not existing client of the Manager will be categorized as Non-professional clients unless otherwise is communicated in writing by the Manager. It is only professional investors that are categorized by the Manager as “Professional” investors that may apply for Units in the Offering. If prospective investors are not categorized as “Professional” by the Manager, the Applicant can by written request ask to be categorized as a Professional client if it fulfils the relevant provisions of the Norwegian Securities Trading Act. For further information about the categorization the Applicant may contact the Manager. The Manager will treat the Application as an execution-only instruction from the Applicant to apply for Units in the Offering, since the Manager is not in the position to determine whether the Application for Units is suitable or not for the Applicant. Hence, the Applicant will not benefit from the corresponding protection of the relevant conduct of business rules in accordance with the Norwegian Securities Trading Act.

The Applicant acknowledges that under the Norwegian Securities Trading Act (and the Norwegian Commercial Banks Act) there is a duty of secrecy between the different units within the Manager as well as between the Manager and the rest of the entities in its respective group. This may entail that other employees of the Manager or of the Manager’s group may have information that may be relevant to the Applicant, but which the Manager will not have access to.

The Manager is an investment firm, offering a broad range of investment services. In order to ensure that assignments undertaken in the Manager’s corporate finance departments are kept confidential, the Manager’s other activities, including analysis and stock broking, are separated from their corporate finance departments by Chinese walls. The Applicant acknowledges that Manager’s analysis and stock broking activity may act in conflict with the Applicant's interests with regard to transactions of the Units as a consequence of such Chinese walls.

In order to apply for Units pursuant to the Agreement, the Applicant must satisfy the applicable requirements of the Norwegian Money Laundering Act of 6 March 2009 no. 11 and associated regulations. Applicants who are not registered as clients with the Manager must therefore complete the Manager’s Customer Registration Forms and send it to the Manager immediately by fax or email in order to be considered for an allocation of Units in the Offering. Such Forms may be obtained by contacting the Manager.

13.           Liability

The authorization and instruction to subscribe for Units granted to the Company and the Manager (or those authorised and appointed by them) under this Agreement is irrevocable and without reservations, and the Applicant is obligated to indemnify the Company and the Manager for any demands and/or claims connected to the execution of the authorization and instruction. The Company and the Manager hereby expressly disclaims any liability whatsoever towards the Applicant in connection with the Offering, including with respect to this authorization and instruction to subscribe for Units.

14.           Authority

The Applicant has full power and authority to execute and deliver this Agreement and to apply for and purchase Units and is authorized to pay all amounts it has committed to pay subject to the satisfaction of the terms stated herein for completion of the Offering.

The Applicant’s obligation to pay for the Allocated Units shall apply even if the Applicant should not have the right to apply for and/or purchase the Allocated Units. In such event, the Applicant shall nonetheless pay the Purchase Amount, and shall notify the Company as to whom the Allocated Units shall be delivered.

15.           Assignment

The representations, confirmations, acknowledgements and waivers given by the Applicant in this Agreement (including those relating to governing law and jurisdiction) are given for the benefit of each of the Company, the Manager, and their respective Representatives, and are intended to be enforceable by each of the Company, the Manager, and their respective Representatives, without the prior consent of any other party hereto.

The Applicant may not assign or novate this Agreement without the prior written consent of the Company (which the Company may refuse at its absolute discretion).

16.           Contract rights

There are no warranties, assurances, covenants or undertakings (express, implied, statutory or otherwise) given by or on behalf of the Company and/or the Manager, and/or their respective Representatives, other than those expressly set forth, described or referred to in this Agreement and the Applicant acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated herein. All warranties implied by law are hereby waived.

Without prejudice to the generality of the above clause, the Applicant shall not have any claim or remedy in respect of any form of misrepresentation or any untrue statement (whether negligent or otherwise and whether made at any time prior to expiry of the Application Period and/or in this Agreement).

17.           Waiver

Each party agrees that no failure or delay by the other party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

18.           Entire Agreement

This Agreement contains the entire agreement between the Applicant, the Company and the Manager relating to the subject matter of this Agreement, and supersedes all prior written or oral discussions, negotiations and agreements among them regarding such matters. Otherwise than provided herein, no modifications of this Agreement or waiver of the terms and conditions hereof will be binding upon the Applicant, the Company and/or the Manger unless approved in writing by each of the Applicant, the Company and the Manager.

Notwithstanding that any term of this Agreement may be or become enforceable by a person who is not a party to it, the terms of this Agreement or any of them may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated by agreement in writing between the parties or this Agreement may be rescinded (in each case), without the consent of any such third party.

19.           Governing law

This Agreement shall be governed by, and construed in accordance with, Norwegian Law.

In relation to any legal action or proceedings to be taken, arising out of or in connection with this Agreement (“Proceedings”), each of the Company, the Manager and the Applicant irrevocably submits to the exclusive jurisdiction of the Norwegian courts with Oslo District Court as legal venue, and waives any objections to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

[date] 2011

Glen Rose Petroleum Corporation                                                                                     ABG Sundal Collier Norge ASA

Appendix 1
Risks Relating to Our Business

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $2,509,790 and $2,181,974 for the years ended March 31, 2010 and 2009, respectively. Our net loss for the nine months ended December 31, 2010 increased to $3,537,937, as compared to a net loss of $984,268 for the nine months ended December 31, 2009. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

We do not have sufficient revenues to fund our current operations.

UHC Petroleum Corporation does not earn enough money from our oil and gas sales to pay its operating expenses. Due to our substantial losses and our working capital deficit, we may be unable to continue as a going concern. If we do not obtain additional capital, we will be required to severely curtail, or to completely cease operations. There is no assurance that such additional capital will be available or will be available on acceptable terms.

Potential dilution of shareholders.

We may require additional capital in connection with financing of new capital-intensive projects, working capital or other purposes in the future. In addition, we may incur unanticipated liabilities or expenses. If we issue shares in the future, such issuance may result in the then existing shareholders of the company sustaining dilution to their relative proportion of the equity of the company.

Shareholders in various jurisdictions may be prevented, pursuant to applicable law, company resolutions, contractual obligations or otherwise, from receiving, trading or exercising pre-emptive rights for new shares or any right to participate in offering of securities by the company. If such shareholders are not able to receive, trade, or exercise pre-emptive rights or other rights granted in respect of their securities issued by the company in any rights offering or other placements by the company, they may not receive the economic benefit of such rights and their proportional ownership interests in the company may be diluted.

Our independent auditor, has included in its report on our financial statements a paragraph stating that that we may be unable to continue as a going concern.

We have experienced net losses and negative cash flows from operations. We sustained a net loss of $2,509,790 for fiscal year ended March 31, 2010. Our net loss for the nine months ended December 31, 2010 increased to $3,537,937, as compared to a net loss of $984,268 for the nine months ended December 31, 2009. We have an accumulated deficit of $54,480,496 as at December 31, 2010. We sold most of our proved reserves in 2007 and we currently do not have significant revenue producing assets. In addition, we have limited capital resources. All of these factors raise substantial doubt about our ability to continue as a going concern. The financial statements included in this report do not include any adjustments that might result from the outcome of these uncertainties. As noted in an explanatory paragraph in the report of our independent certified public accountants, on our consolidated financial statements for the year ended March 31, 2010 these conditions have raised substantial doubt about our ability to continue as a going concern.

Natural gas and oil drilling is a speculative activity and involves numerous risks and substantial and uncertain costs that could adversely affect us.

An investment in us should be considered speculative due to the nature of our involvement in the exploration for, and the acquisition, development and production of, oil and natural gas in North America. Oil and gas operations involve many risks, which even a combination of experience and knowledge and careful evaluation may not be able to overcome. There is no assurance that commercial quantities of oil and natural gas will be discovered or acquired by us.

We depend on successful exploration, development and acquisitions to maintain reserves and revenue in the future.

Acquisitions of crude oil and natural gas issuers and crude oil and natural gas assets are typically based on engineering and economic assessments made by independent engineers and our own assessments. These assessments will include a series of assumptions regarding such factors as recoverability and marketability of crude oil and natural gas, future prices of crude oil and natural gas and operating costs, future capital expenditures and royalties and other government levies which will be imposed over the producing life of the reserves. Many of these factors are subject to change and are beyond our control. In particular, the prices of and markets for oil and natural gas products may change from those anticipated at the time of making such assessment. In addition, all such assessments involve a measure of geologic and engineering uncertainty that could result in lower production and reserves than anticipated. Initial assessments of acquisitions may be based on reports by a firm of independent engineers that are not the same as the firm that we use for our year-end reserve evaluations. Because each of these firms may have different evaluation methods and approaches, these initial assessments may differ significantly from the assessments of the firm used by us.

In addition, our review of records and properties of potential acquisitions may not necessarily reveal existing or potential problems, nor will we necessarily become sufficiently familiar with the properties before we acquire them to assess fully their deficiencies and potential. Environmental problems, such as soil or ground water contamination, are not necessarily observable even when an inspection on a well is undertaken and even when problems are identified, we may often assume certain environmental and other risks and liabilities in connection with acquired properties.

We have substantial capital requirements that, if not met, may hinder our operations.

If we have insufficient revenues, we may have limited ability to expend the capital necessary to undertake or complete future drilling programs. There can be no assurance that debt or equity financing, or cash generated by operations will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Because we are small and have limited access to additional capital, we may have to limit our exploration activity, which may result in a loss of investment.

We have a small asset base and limited access to additional capital. Accordingly, we must limit our exploration activity. As such, we may not be able to complete an exploration program that is as thorough as our management would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and investors may lose their investment.

We must estimate our proved oil and gas reserves and the estimated future net cash flows from the reserves. These estimates may prove to be inaccurate.

This annual report on Form 10-K contains estimates of our proved oil and gas reserves and the estimated future net cash flows from such reserves. These estimates are based upon various assumptions, including assumptions required by the Securities and Exchange Commission relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and natural gas reserves is complex. This process requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir and is therefore inherently imprecise. Additionally, our interpretations of the rules governing the estimation of proved reserves could differ from the interpretation of staff members of regulatory authorities resulting in estimates that could be challenged by these authorities.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will most likely vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of reserves set forth in this Annual Report and the information incorporated by reference. Our properties may also be susceptible to hydrocarbon drainage from production by other operators on adjacent properties. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

Our business plan anticipates that we will be able to develop our oil and gas properties. The cost to develop our oil properties is significant, and, to date, we have been unable to do so due to our lack of funds. Unless we can develop our oil properties, our revenues and results of operations will be adversely affected.

We believe that our properties have significant reserves of oil. However, we have not had the funds to fully exploit these resources. The costs associated with the development of oil and gas properties, including engineering studies, equipment purchase or leasing and personnel costs, are significant. In order to become profitable we must enhance our oil production, which means that we must drill and/or recomplete more wells. In order to accomplish this, we must find additional sources of capital. There is no assurance that such additional capital will be available or will be available on acceptable terms.

Even if we fully develop our oil properties, we may not be profitable. Our inability to operate profitably will adversely affect our business.

We have assumed that once we fully develop our oil properties we will be profitable. However, even if we were able to fully develop our properties, there is no guarantee that we would achieve profitability. Our reserves may prove to be lower than expected, production levels may be lower than expected, the costs to exploit the oil may be higher than expected, new regulations may adversely impact our ability to exploit these resources and the market price for crude oil may be lower than current prices.

We also face competition from other oil companies in all aspects of our business, including obtaining oil leases, marketing oil, and obtaining goods, services and labor to exploit our resources. Many of our competitors have substantially larger financial and other resources than we have, and we may not be able to successfully compete against them. Competition is also presented by alternative fuel sources, which may be more efficient and less costly and may result in our products becoming less desirable.

We cannot control the activities on properties we do not operate and are unable to ensure their proper operation and profitability.

We do not operate some of the properties in which we have an interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, operations of these properties. The failure of an operator of our wells to adequately perform operations, an operator’s breach of the applicable agreements or an operator’s failure to act in ways that are in our best interests could reduce our production and revenues. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operator’s timing and amount of capital expenditures, expertise and financial resources, inclusion of other participants in drilling wells and use of technology.

The development and exploitation of oil properties is subject to many risks that are beyond our control. The occurrence of any of these events could have a material adverse effect on our business and results of operations.

Our crude oil drilling and production activities are subject to numerous risks, many of which are beyond our control. These risks include the following:

·	that no commercially productive crude oil reservoirs will be found;
·	that crude oil drilling and production activities may be shortened, delayed or canceled; and
·
that our ability to develop, produce and market our reserves may be limited by title problems, weather conditions, compliance with governmental requirements, and mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment.

We cannot assure you that the new wells we drill, or the wells that are currently in existence, will be productive or that we will recover all or any portion of our investment in them. Drilling for crude oil and natural gas may be unprofitable. Dry holes and wells that are productive but do not produce sufficient net revenues after drilling, operating and other costs are unprofitable.

Our industry also experiences numerous operating risks. These operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards. Environmental hazards include oil spills, natural gas leaks, ruptures or discharges of toxic gases. If any of these industry operating risks occur, we could sustain substantial losses. Substantial losses also may result from injury or loss of life, severe damage to or destruction of property, clean-up responsibilities, regulatory investigation and penalties and suspension of operations.

Any of these events could adversely affect our business.

We may not have enough insurance to cover all of the risks we face. If our insurance coverage is inadequate to pay a claim, we would be responsible for payment. The requirement that we pay a significant claim would materially, adversely impact our financial condition and results of operations.

In accordance with customary industry practices, we maintain insurance coverage against some, but not all, potential losses in order to protect against the risks we face. We may elect not to carry insurance if our management believes that the cost of available insurance is excessive relative to the risks presented. In addition, we cannot insure fully against pollution and environmental risks. The occurrence of an event not fully covered by insurance which we may be required to pay could have a material adverse effect on our financial condition and results of operations.

Oil and natural gas prices are highly volatile in general and low prices negatively affect our financial results.

Our revenue, profitability, cash flow, future growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent upon prevailing prices of oil and natural gas. Historically, the markets for oil and natural gas have been volatile, and such markets are likely to continue to be volatile in the future. Prices are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions, the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. While we attempt to mitigate price volatility when we can by acquiring “puts” to protect our prices, we cannot assure you that such transactions will reduce the risk or minimize the effect of any decline in oil or natural gas prices. Any substantial or extended decline in the prices of or demand for oil or natural gas would have a material adverse effect on our financial condition and results of operations.

Government regulation and liability for environmental matters may adversely affect our business and results of operations.

Oil and natural gas operations are subject to various federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity in order to conserve supplies of oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of oil and natural gas, by-products thereof and other substances and materials produced or used in connection with oil and natural gas operations. Furthermore, we may be liable for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. While the regulations governing our industry have not had a material adverse effect on our operations to date, the implementation of new laws or regulations, or the modification of existing laws or regulations, could have a material adverse effect on us.

We may not be able to replace production with new reserves.

In general, the volume of production from oil and gas properties declines as reserves are depleted. The decline rates depend on reservoir characteristics. Our aggregate reserves will decline as they are produced unless we acquire properties with proved reserves or conduct successful development and exploration drilling activities. Our future natural gas and oil production is highly dependent upon our level of success in finding or acquiring additional reserves.

Our lack of diversification will increase the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our current business focus is on the oil and gas industry in a limited number of properties in Texas. Larger companies have the ability to manage their risk by diversification. However, we currently lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the region in which we operate than we would if our business were more diversified, enhancing our risk profile.

We face strong competition from other oil and gas companies.

We encounter competition from other oil and gas companies in all areas of our operations, including the acquisition of exploratory prospects and proven properties. Our competitors include major oil and gas companies and numerous independent oil and gas companies, individuals and drilling and income programs. Many of our competitors have been engaged in the oil and gas business much longer than we have and possess substantially larger operating staffs and greater capital resources than us. These companies may be able to pay more for exploratory projects and productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry. Such competitors may also be in a better position to secure oilfield services and equipment on a timely basis or on favorable terms. We may not be able to conduct our operations, evaluate and select suitable properties and consummate transactions successfully in this highly competitive environment.

Current global financial conditions have been characterized by increased volatility which could have a material adverse effect on our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. There can be no assurance that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations could have a material adverse effect on our business, prospects, liquidity and financial condition.

The potential profitability of oil and gas properties depends upon factors beyond our control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance. In addition, a productive well may become uneconomic in the event that water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

Seasonal weather conditions and other factors could adversely affect our ability to conduct drilling activities.

Our operations could be adversely affected by seasonal weather conditions and wildlife restrictions on federal leases. In some areas, certain drilling and other oil and gas activities can only be conducted during limited times of the year, typically during the summer months. This would limit our ability to operate in these areas and could intensify competition during those times for drilling rigs, oil field equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs, which could have a material adverse effect upon us and our results of operations.

If we are unable to retain qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued services of our directors and officers and, in particular, Ruben Alba, Chief Operations Officer and Sam Smith, Chief Geologist. Loss of the services of either of these persons could have a material adverse effect on our growth, revenues, and prospective business. We have not and do not expect to obtain key man insurance on our management. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

The marketability of natural resources will be affected by numerous factors beyond our control.

The markets and prices for oil and gas depend on numerous factors beyond our control. These factors include demand for oil and gas, which fluctuate with changes in market and economic conditions, and other factors, including:

·	worldwide and domestic supplies of oil and gas;
·	actions taken by foreign oil and gas producing nations;
·	political conditions and events (including instability or armed conflict) in oil-producing or gas-producing regions;
·	the level of global and domestic oil and gas inventories;
·	the price and level of foreign imports;
·	the level of consumer demand;
·	the price and availability of alternative fuels;
·	the availability of pipeline or other takeaway capacity;
·	weather conditions;
·	domestic and foreign governmental regulations and taxes; and
·	the overall worldwide and domestic economic environment.

Significant declines in oil and gas prices for an extended period may have the following effects on our business:

·	adversely affect our financial condition, liquidity, ability to finance planned capital expenditures and results of operations;
·	cause us to delay or postpone some of our capital projects;
·	reduce our revenues, operating income and cash flow; and
·	limit our access to sources of capital.

We may have difficulty distributing our oil and gas production, which could harm our financial condition.

In order to sell the oil and gas that we are able to produce, we may have to make arrangements for storage and distribution to the market. We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This situation could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. These factors may affect our ability to explore and develop properties and to store and transport our oil and gas production and may increase our expenses. Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and/or gas and in turn diminish our financial condition or ability to maintain our operations.

Litigation risk

In 2008 we entered into a Farm-In Farm-Out agreement with an Australian company, WHL Energy Ltd, under which it was to invest a maximum $2,500,000 for 100% of the costs of development of 2,536 acres of the Wardlaw lease and earn upon completion of that investment a 50% working interest in the 2,536 acres to a depth no greater than 600 feet (the “Acreage“), all governed by the Join t Operating Agreement (“JOA“).  WHL Energy Ltd funded only the first $1,500,000 and then elected not to fund the remaining balance of $1,000,000. The agreement allowed for this eventuality and provides that we assign a 50% working interest in the Acreage to WHL Energy Ltd., and that we may terminate the agreement and have no further obligation to WHL Energy Ltd. except pursuant to the JOA.  Under the JOA, as and when we decides to develop the Acreage above 600 feet, WHL Energy Ltd. will be entitled to participate for its 50% working interest, pay its share of all costs and receive a 50% share of all net revenues derived from such development on a well by well basis.  However, should WHL elect not to participate in any well, the JOA provides for substantial risk penalties that require WHL Energy Ltd. to relinquish its interest in the non-consent well(s) until recovery of 300%-500% of all development and operating expenses. We continue to be the operator under the JOA and are entitled to a monthly overhead fee per well. In December 2010 we become aware that WHL Energy Ltd may  file a law suit against us with an anticipated claim for repayment of the USD 1,500,000. At present we have not received any law suit from WHL Energy Ltd.

CREDIT CONCENTRATION RISK

We produce a raw commodity. Currently one purchaser buys 100% of our production. Although we believe that other purchasers are available for our production, this has not yet developed and we are subject to the risk of the purchaser’s solvency relating to outstanding balances. Although the purchaser has historically timely paid and we have no information that would indicate that it would be unable to continue paying in the future, there are no assurances that this will continue. Any disruption in payments from the purchaser would materially and adversely affect our results, business condition and ability to continue as a going concern.

Our significant shareholders may have substantial influence over our business and affairs.

As of December 31, 2010, management and Blackwood Ventures LLC beneficially owned greater than 30% of our issued and outstanding shares of common stock. As a result, these insiders will have substantial influence over the outcome of certain matters requiring shareholder approval, including the power to, among other things:

·	amend our articles of incorporation;
·	elect and remove our directors and control the appointment of our senior management; and
·	prevent our ability to be acquired and complete other significant corporate transactions.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on us.

Oil and gas operations are subject to federal, state, provincial and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, provincial and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received.  Further, hydraulic fracturing, the process used for releasing natural gas from shale rock, has recently come under increased scrutiny and could be the subject of further regulation that could impact the timing and cost of development.

Exploration activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

With the introduction of the Kyoto Protocol, oil and gas producers may be required to reduce greenhouse gas emissions. This could result in, among other things, increased operating and capital expenditures for those producers. This could also make certain production of crude oil or natural gas by those producers uneconomic, resulting in reductions in such production.

We are not fully insured against all possible environmental risks.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or for which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change in government regulation and/or administrative practices may have a negative impact on our ability to operate and on our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the U.S. may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

No assurance can be given that defects in our title to natural gas and oil interests do not exist.

Title to natural gas and oil interests is often not possible to determine without incurring substantial expense. An independent title review was completed with respect to certain of the more valuable natural gas and oil rights acquired by us and the interests in natural gas and oil rights owned by us. Also, legal opinions have been obtained with respect to the spacing units for the wells which have been drilled to date and which have been operated by us.

However, no assurance can be given that title defects do not exist. If a title defect does exist, it is possible that we may lose all or a portion of the properties to which the title defect relates. Our actual interest in certain properties may therefore vary from our records.

Risks Relating to our Common Stock

If we fail to remain current in our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

The market price for our common stock may be highly volatile.

The market price for our common stock may be highly volatile and could be subject to wide fluctuations. Some of the factors that could negatively affect such share price include:

·	actual or anticipated fluctuations in our quarterly results of operations;
·	liquidity;
·	sales of common stock by our shareholders;
·	changes in oil and natural gas prices;
·	changes in our cash flows from operations or earnings estimates;
·	publication of research reports about us or the exploration and production industry generally;
·	increases in market interest rates which may increase our cost of capital;
·	changes in applicable laws or regulations, court rulings and enforcement and legal actions;
·	changes in market valuations of similar companies;
·	adverse market reaction to any increased indebtedness we incur in the future;
·	additions or departures of key management personnel;
·	actions by our shareholders;
·	commencement of or involvement in litigation;
·	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry;
·	speculation in the press or investment community regarding our business;
·	general market and economic conditions; and
·	domestic and international economic, legal and regulatory factors unrelated to our performance.

Financial markets have recently experienced significant price and volume fluctuations that have affected the market prices of equity securities of companies and that have, in many cases, been unrelated to the operating performance, underlying asset values or prospects of such companies.  Accordingly, the market price of our common stock may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We do not expect to declare or pay any cash or other dividends in the foreseeable future on our common stock, as we intend to use cash flow generated by operations to develop our business.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that (i) has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, or (ii) is not registered on a national securities exchange or listed on an automated quotation system sponsored by a national securities exchange. For any transaction involving a penny stock, unless exempt, Rule 15g-9 of the Exchange Act requires:

·	that a broker or dealer approve a person’s account for transactions in penny stocks; and
·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and
·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and
·	attests that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative. Current quotations for the securities and the rights and remedies and to be available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult

Investors may be unable to enforce judgments against us and certain of our directors and officers.

Certain of our directors and officers reside principally outside the U.S. Because all or substantially all of the assets of these persons are located outside the U.S., it may not be possible for you to effect service of process within the U.S. upon us or those persons. Furthermore it may not be possible for you to enforce judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the U.S. against us or those persons.

The Nominated Director.

Upon the consummation of the Iroquois investment on March 3, 2010 the Company amended its bylaws to provide the investor a "Nominated Director” and Mr. Robert Bensh is currently that nomination. Under the amended bylaws, the Nominated Director must be among the majority of directors to approve certain company actions, including (i) the Company's or Subsidiary's annual budget; (ii) acquisition or disposition of material assets, outside the ordinary course of business; (iii) formation or dissolution of the Company or Subsidiary; (iv) expenditure of or incurring of an obligation of $20,000 or more for a single purpose during any consecutive twelve month period unless such expenditure has been approved in a budget approved by the board of directors of the Company or Subsidiary ("single purpose" may include an approved general plan of operations relating to oil and gas production and shall not be a reference to the engagement of any single vendor in connection with such approved general plan of operations relating to oil and gas production), provided such expenditure has been approved in a budget approved by the board of directors of the Company and Subsidiary, as applicable; (v) open or close any account with any financial institution; (vi) initiation or settlement of any litigation, arbitration or judicial proceeding; and (vii) the issuance of any equity of the Company or right to receive or acquire any equity of the Company, or modification of any of the foregoing outstanding at any time. The Nominated Director bylaw provision ceases to be effective when the notes are paid.

Appendix 2

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED THEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE 1933 ACT) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

SERIES X COMMON STOCK PURCHASE WARRANT

 GLEN ROSE PETROLEUM CORPORATION

Warrant Shares: XII - ____	Issue Date: ____ __, 2011

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ________________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date that is 186 days after the Issue Date (the “Initial Exercise Date”) and on or prior to the close of business on the second anniversary of the Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Glen Rose Petroleum Corporation, a Delaware corporation (the “Company”), up to ________ shares (the “Warrant Shares”) of the Company’s common stock (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                      Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Application Form (the “Purchase Agreement”), dated the date hereof, between the Company and the Holder.

Section 2.                      Exercise.

a)           Exercise of Warrant.  Subject to the provisions of Section 5 hereof, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)           Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.45, subject to adjustment hereunder (the “Exercise Price”).

c)           Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent periodic or annual report, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(c).  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

d)           Mechanics of Exercise.

i.           Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and there is an effective Registration Statement permitting the resale of the Warrant Shares by the Holder, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within five (5) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to paragraph (vi) below prior to the issuance of such shares, have been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the average of the Closing Prices for the 5 Trading Days immediately preceding the date of the applicable Notice of Election), $10 per Trading Day  for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered.

ii.           Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.           Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to paragraph (i) above by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.           No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.           Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.           Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.                      Certain Adjustments.

a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)      Subsequent Equity Sales. Except in the case of any Exempt Issuance, if, within one (1) year after the Issue Date of this Warrant, the Company or any of the Subsidiaries, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share that is less than the then current Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then the Exercise Price shall be reduced to a price equal to the Base Share Price.

c)      For purposes hereof, “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock, options or other equity awards to employees, consultants, officers or directors of the Company pursuant to any stock, option or other equity compensation plan or arrangement or written consulting or employment agreement as compensation, (b) securities upon the exercise or exchange of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issue Date, provided that such securities have not been amended since the Issue Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities in connection with a transaction in which a strategic investor participates, whether or not the same results in a change of control of the Company, where “strategic investor” is deemed to be an investor who has a business that will benefit directly or indirectly by affiliation with the Company and its business and/or technology, or any affiliate of such investor.

d)           [RESERVED]

e)           [RESERVED]

f)           Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

g)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

h)           Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

i)           Notice to Holder.

i.           Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.           Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4.                      Transfer of Warrant.

a)           Transferability.  Subject to the provisions of Section 5 hereof, and subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)           New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to the provisions of Section 5 hereof, and subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.                      Miscellaneous.

a)           No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e) (i).

b)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)           Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)           Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)           Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number +41 22 819 1996, Attention: Chief Financial Officer or such other facsimile number or address as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of the Holders.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

i)           Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)           Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)       Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. This Warrant may not be assigned or otherwise transferred prior to the date that is 186 days after the Issue Date, except to the heirs of the Holder, and except that this Warrant and the common stock to be issued upon the exercise of this Warrant may be pledged in connection with a bona fide margin account or other loan secured by this Warrant or the common stock to be issued upon the exercise of this Warrant.

l)           Amendment.  This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holders of at least 67% of the Warrants then outstanding, except as to the Exercise Price or the Termination Date, which may not be amended or waived as to this Warrant without the consent of the Holder of this Warrant.

m)           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)           Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GLEN ROSE PETROLEUM CORPORATION

By:
Name: Andrew Taylor-Kimmins
Title: Chief Executive Officer

NOTICE OF EXERCISE

TO:           GLEN ROSE PETROLEUM CORPORATION

(1)      The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Common Stock Purchase Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment shall take the form of lawful money of the United States.

(2)      Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Common Stock Purchase Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Common Stock Purchase Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Common Stock Purchase Warrant.

 Appendix3

CERTIFICATE OF INCORPORATION OF GLEN ROSE PETROLEUM CORPORATION

CERTIFICATE OF MERGER OF GLEN ROSE PETROLEUM CORPORATION

ARTICLES OF MERGER OF UNITED HERITAGE CORPORATION A Utah Corporation (the non-surviving corporation) and GLEN ROSE PETROLEUM CORPORATION A Delaware Corporation
(the surviving corporation)

BYLAWS OF GLEN ROSE PETROLEUM CORPORATION

WRITTEN CONSENT TO ACTION OF THE BOARD OF DIRECTORS OF GLEN ROSE PETROLEUM CORPORATION – AMENDMENT TO THE BYLAWS

Appendix 4
REGULATION S PAGE FOR NON-U.S. PURCHASERS

The undersigned Purchaser (a “Reg S Person”) is not a U.S. Person as defined in Section 904 of Regulation S promulgated under the Securities Act, and hereby represents that the representations in paragraphs (1) through (9) are true and correct with respect to such Reg S  Person.

(1)
Such Reg S Person acknowledges and warrants that (i) the issuance and sale to such Reg S Person of the Securities is intended to be exempt from the registration requirements of the Securities Act, pursuant to the provisions of Regulation S; (ii) it is not a “U.S. Person,” as such term is defined in Regulation S and herein, and is not acquiring the Securities for the account or benefit of any U.S. Person; and (iii) the offer and sale of the Securities has not taken place, and is not taking place, within the United States of America or its territories or possessions.  Such Reg S Person acknowledges that the offer and sale of the Securities has taken place, and is taking place in an “offshore transaction,” as such term is defined in Regulation S.

(2)
Such Reg S Person acknowledges and agrees that, pursuant to the provisions of Regulation S, the Securities cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of to any U.S. Person or within the United States of America or its territories or possessions for a period of six months from and after the Closing Date, unless such Securities are registered for sale in the United States pursuant to an effective registration statement under the Securities Act or another exemption from such registration is available.  Such Reg S Person acknowledges that it has not engaged in any hedging transactions with regard to the Securities.

(3)
Such Reg S Person consents to the placement of a legend on any certificate, note or other document evidencing the Securities and understands that the Company shall be required to refuse to register any transfer of Securities not made in accordance with applicable U.S. securities laws.

(4)
Such Reg S Person is not a “distributor” of securities, as that term is defined in Regulation S, nor a dealer in securities. Such Reg S Person is purchasing the Securities as principal for its own account, for investment purposes only and not with an intent or view towards further sale or distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and has not pre-arranged any sale with any other purchaser and has no plans to enter into any such agreement or arrangement.

(5)
Such Reg S Person is not an Affiliate of the Company nor is any Affiliate of such Reg S Person an Affiliate of the Company. An “Affiliate” is an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each of the foregoing, a “Person”) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.  With respect to a Reg S Person, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such REg S Person will be deemed to be an Affiliate of such Reg S Person.

(6)
Such Reg S Person understands that the Securities have not been registered under the Securities Act or the securities laws of any state and are subject to substantial restrictions on resale or transfer.  The Securities are “restricted securities” within the meaning of Regulation S and Rule 144, promulgated under the Securities Act.

(7)
Such Reg S Person acknowledges that the Securities may only be sold offshore in compliance with Regulation S or pursuant to an effective registration statement under the Securities Act or another exemption from such registration, if available.  In connection with any resale of the Securities pursuant to Regulation S, the Company will not register a transfer not made in accordance with Regulation S, pursuant to an effective registration statement under the Securities Act or in accordance with another exemption from the Securities Act.

(8)
Such Reg S Person represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the offering of the Securities, including: (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Such Reg S person’s subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the jurisdiction of its residence.

(9)
Such Reg S Person makes the representations, declarations and warranties as contained in this Exhibit A-2 with the intent that the same shall be relied upon by the Company in determining its suitability as a purchaser of such Securities.

Name of Purchaser (Print)	Name of Joint Purchaser (if any) (Print)

Signature of Purchaser	Signature of Joint Purchaser (if any)

Capacity of Signatory (for entities)	Date